                                                                      Exhibit 11
                                                                      ----------

                                                                     Page 1 of 2
                                  ADVO, Inc.

                   COMPUTATION OF PRIMARY PER SHARE EARNINGS
                     (In thousands, except per share data)



                                                   Nine months ended       Three months ended
                                                  -------------------     --------------------
                                                  June 24,   June 25,     June 24,    June 25,
                                                    1995       1994         1995        1994
                                                  --------   --------     --------    --------


EARNINGS APPLICABLE TO COMMON STOCK               $20,683    $18,593      $ 9,205     $ 8,906
                                                  =======    =======      =======     =======


AVERAGE COMMON AND COMMON EQUIVALENT
SHARES

Average common shares outstanding                  20,651     21,240       20,669      20,721
Assumed conversion or exercise of:
  Warrants                                          2,273      2,236        2,307       2,238
  Stock Options                                       317        586          434         235
  Restricted Stock                                     40         51           48          40
                                                  -------    -------      -------     -------
Weighted average common
  equivalent shares                                23,281     24,113       23,458      23,234
                                                  =======    =======      =======     =======

EARNINGS PER COMMON AND COMMON
 EQUIVALENT SHARE                                 $   .89    $   .77      $   .39     $   .38
                                                  =======    =======      =======     =======

                                                                     Exhibit 11
                                                                     ----------
                                                                     Page 2 of 2


                                  ADVO, Inc.

                COMPUTATION OF FULLY DILUTED PER SHARE EARNINGS
                     (In thousands, except per share data)




                                                  Nine months ended       Three months ended
                                                 -------------------     --------------------
                                                 June 24,   June 25,     June 24,    June 25,
                                                   1995       1994         1995        1994
                                                 --------   --------     --------    --------


EARNINGS APPLICABLE TO FULLY
   DILUTED SHARES                                $20,683    $ 18,593     $ 9,205     $ 8,906
                                                 =======    ========     =======     =======



FULLY DILUTED SHARES


Average common shares outstanding                 20,651     21,240       20,669      20,721
Assumed conversion or exercise of:

  Warrants                                         2,273      2,236        2,307       2,238
  Stock Options                                      317        586          434         235
  Restricted Stock                                    65         49           56          35
                                                 -------    -------      -------     -------


Fully diluted shares                              23,306     24,111       23,466      23,229
                                                 =======    =======      =======     =======


EARNINGS PER SHARE ASSUMING
 FULL DILUTION                                   $   .89    $   .77      $   .39     $   .38
                                                 =======    =======      =======     =======